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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 24, 1999
                                                 -----------------


                           DISCOVERY INVESTMENTS, INC.
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             (Exact name of registrant as specified in its charter)


          NEVADA                     000-26175                 88-0409151
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(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)            Identification No.)


   2980 S. Rainbow Boulevard, Suite 108
          Las Vegas, Nevada                                        89146
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code   (702) 248-1047
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

         (a) Since the report on this form pursuant to Item 5 is optional for the registrant, there is no mandatory time for filing a Form 8-K which is used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 or Rule 15d-11. The registrant has been informed that, when considering current reporting in this Form 8-K, that it should have due regard for the accuracy, completeness and currency of the information in registration statements filed under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

         (b) The registrant presently occupies office space supplied by Paul W. Andre and Sandra Andre, a shareholder of the registrant and the wife of Paul W. Andre at 2980 S. Rainbow Boulevard, Suite 108, Las Vegas, Nevada 89146.

         (c) Item 4 of Part II of the Form 10SB12G filed on May 24, 1999 contains an error which is being corrected by this current report. All of the shares of common stock of the registrant were sold on September 15, 1996. The registrant received full consideration for said shares of common stock on September 15, 1996. The Treasurer of the registrant, subsequently acknowledged receipt of the cash paid for said shares of common stock on September 20, 1996. The stock certificates evidencing said shares of common stock that were sold on September 15, 1996 were executed and delivered by the President and Secretary on or about September 20, 1996. For financial statement disclosure purposes, the shares were sold and issued on or about September 15, 1996. Correct and consistent information pertaining to said shares of common stock is contained in
Part II, Item 1(b) and in footnote 4 of the Notes to Financial Statements. The stock ledger of the registrant reflects the date affixed to the physical stock certificate.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated August 18, 1999                         DISCOVERY INVESTMENTS, INC.



                                              By: /s/ Kimberly Lynn Jack
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                                                      Kimberly Lynn Jack
                                                      President